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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

MK Secure Solutions Limited, a British Virgin Islands private limited company

MK Secure Solutions Limited, a United Kingdom private limited company

MailKey Asia PTE Limited, a Singapore limited private company